                                                                   EXHIBIT 10.10


                         AGREEMENT OF PURCHASE AND

                       SALE OF PARTNERSHIP INTEREST

                           AND OPTION AGREEMENT


                              BY AND BETWEEN


                      11,000 BURNET ROAD CORPORATION
                            AS SELLING PARTNER

                                    AND

                     PRENTISS PROPERTIES LIMITED, INC.
                               AS PURCHASER





                       Dated:  AS OF AUGUST 5, 1996

                             TABLE OF CONTENTS

                                                                       Page

ARTICLE I   DEFINITIONS; PURCHASE PRICE. . . . . . . . . . . . . . . . .  2
     Section 1.1    Definitions. . . . . . . . . . . . . . . . . . . . .  2
     Section 1.2    Sale and Delivery of the Partnership Interest. . . .  6
     Section 1.3    Purchase Price for the Partnership Interest. . . . .  6
     Section 1.4    Independent Consideration. . . . . . . . . . . . . .  6
     Section 1.5    Payment of Purchase Price. . . . . . . . . . . . . .  6

ARTICLE II  APPROVAL OF DOCUMENTS; INSPECTIONS . . . . . . . . . . . . .  6
     Section 2.1    Items to be Furnished to Purchaser . . . . . . . . .  6
     Section 2.2    Estoppel Certificates. . . . . . . . . . . . . . . .  6
     Section 2.3    Inspection . . . . . . . . . . . . . . . . . . . . .  7
     Section 2.4    Purchaser's Acknowledgement. . . . . . . . . . . . .  8

ARTICLE III THE CLOSING DATE AND THE CLOSING; OBLIGATIONS
            OF PURCHASER AND SELLING PARTNER WITH RESPECT
            THERETO. . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     Section 3.1    The Closing and the Closing Date . . . . . . . . . .  8
     Section 3.2    Selling Partner's Obligations at the Closing . . . .  8
     Section 3.3    Purchaser's Obligations at the Closing . . . . . . .  9

ARTICLE IV  REPRESENTATIONS, WARRANTIES AND COVENANTS. . . . . . . . . . 10
     Section 4.1    Representations and Warranties of Selling Partner. . 10
     Section 4.2    Knowledge Standard . . . . . . . . . . . . . . . . . 17
     Section 4.3    Survival of Representations and Warranties . . . . . 17
     Section 4.4    Selling Partner's Obligation to Notify Purchaser of
                    Change . . . . . . . . . . . . . . . . . . . . . . . 17
     Section 4.5    Operation of Project Prior to Closing. . . . . . . . 18

ARTICLE V   CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . 18
     Section 5.1    Conditions Precedent to Purchaser's Obligations. . . 18
     Section 5.2    Consequences of the Failure of Section 5.1 Conditions
                    Precedent. . . . . . . . . . . . . . . . . . . . . . 19
     Section 5.3    Outside Closing Date . . . . . . . . . . . . . . . . 20

ARTICLE VI  DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . 20
     Section 6.1    Selling Partner's Defaults; Purchaser's Remedies . . 20
     Section 6.2    Purchaser's Default; Selling Partner's Remedies. . . 20
     Section 6.3    Attorneys' Fees. . . . . . . . . . . . . . . . . . . 21

ARTICLE VII CLOSING COSTS; POST-CLOSING ADJUSTMENTS. . . . . . . . . . . 21
     Section 7.1    Closing Costs. . . . . . . . . . . . . . . . . . . . 21
     Section 7.2    Post-Closing Adjustments with Respect to Available
                    Cash . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE VIII   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . 22
     Section 8.1    Brokerage Commissions. . . . . . . . . . . . . . . . 22
     Section 8.2    Selling Partner's Indemnity. . . . . . . . . . . . . 22

     Section 8.3    Purchaser's Indemnity. . . . . . . . . . . . . . . . 22

ARTICLE IX  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 9.1    Survival of Terms. . . . . . . . . . . . . . . . . . 23
     Section 9.2    Binding Effect . . . . . . . . . . . . . . . . . . . 23
     Section 9.3    Entire Agreement; Modifications. . . . . . . . . . . 23
     Section 9.4    Headings . . . . . . . . . . . . . . . . . . . . . . 23
     Section 9.5    Interpretation and Construction. . . . . . . . . . . 23
     Section 9.6    Notice . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 9.7    Additional Acts. . . . . . . . . . . . . . . . . . . 24
     Section 9.8    Applicable Law . . . . . . . . . . . . . . . . . . . 25
     Section 9.9    Assignment . . . . . . . . . . . . . . . . . . . . . 25
     Section 9.10   Time of the Essence. . . . . . . . . . . . . . . . . 25
     Section 9.11   Conditions . . . . . . . . . . . . . . . . . . . . . 25
     Section 9.12   Severability . . . . . . . . . . . . . . . . . . . . 25
     Section 9.13   Counterparts . . . . . . . . . . . . . . . . . . . . 25

ARTICLE X   OPTION TO PURCHASE REMAINING INTEREST. . . . . . . . . . . . 25

EXHIBITS:
"A"  -      Description of Land
"B"  -      Items to be Furnished to Purchaser
"C"  -      Forms of Tenant Estoppel Certificate
"D"  -      Closing Certificate
"E"  -      Prospective Subscriber Questionnaire
"F"  -      Investor Letter

                      AGREEMENT OF PURCHASE AND SALE
               OF PARTNERSHIP INTEREST AND OPTION AGREEMENT
               --------------------------------------------


     THIS AGREEMENT OF PURCHASE AND SALE is made and entered into by and between PRENTISS PROPERTIES LIMITED, INC., a Delaware corporation ("Purchaser"), and 11,000 BURNET ROAD CORPORATION, a Texas corporation ("Selling Partner"), as of the Effective Date.

                           W I T N E S S E T H:
                           ===================

     Selling Partner and International Business Machines Corporation, a New York corporation ("IBM"), on April 26, 1990, formed Broadmoor Austin Associates, a Texas joint venture ("Partnership") for the purpose of acquiring and owning a leasehold interest (the "Leasehold") in the Land (as hereinafter defined) and constructing thereon seven office buildings with parking garages and related improvements.

     The Partnership was formed pursuant to the terms and conditions of that certain Joint Venture Agreement dated April 26, 1990, by and between Selling Partner and IBM (the "Original Partnership Agreement"). The Original Partnership Agreement was amended to reflect the admission of Austin Associates Limited Partnership, a Delaware limited partnership ("Austin LP"), and restated in its entirety pursuant to that certain Amended and Restated Joint Venture Agreement dated as of May 9, 1990, by and among Austin LP, Selling Partner and IBM (the "Restated Partnership Agreement"). The Restated Partnership Agreement was amended pursuant to that certain First Amendment to Amended and Restated Joint Venture Agreement dated as of September 20, 1990, by and among Selling Partner, IBM, Austex Associates Limited Partnership, a Georgia limited partnership, and Austin LP (the "First Amendment") (the Original Partnership Agreement as amended and restated by the Restated Partnership Agreement and the First Amendment is hereinafter called the "Partnership Agreement").

     Selling Partner owns and holds a one percent (1%) joint venture interest in the Partnership. Purchaser, on its behalf and on behalf of certain Affiliates, desires to contract to purchase and acquire a ninety percent (90%) interest in Selling Partner's one percent (1%) joint venture interest [the resulting nine-tenths percent (0.9%) joint venture interest being hereinafter called the ("Partnership Interest")]. In addition, Purchaser desires to obtain an option to purchase and acquire the remaining one-tenth percent (0.1%) joint venture interest owned by Selling Partner in the Partnership (the "Optional Partnership Interest").

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Selling Partner hereby agree as follows:

                                   ARTICLE I

                          DEFINITIONS; PURCHASE PRICE
                          ---------------------------

     Section 1.1   Definitions.  As used in this Agreement, the terms listed
     -----------   -----------
below, when they appear with their initial letters capitalized, shall have the following meanings unless the context in which they occur requires otherwise:

           (a) "Affiliate" means a Person who, directly or indirectly through
                ---------
     one or more intermediaries, owns or controls, is owned or controlled by or is under common control or ownership with the Person in question. For purposes of this definition "own" or "ownership" means ownership by one Person of ten percent (10%) or more of the voting stock of the controlled Person, in the case of a corporation, or, in the case of Persons other than corporations, entitlement of the controlling Person, directly or indirectly, to receive ten percent (10%) or more of the dividends, profits or similar economic benefit from the controlled Person; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person.

           (b) "Agreement" means, and the words "herein," "hereof,"
                ---------
     "hereunder," and words of similar import, shall refer to, this Agreement of Purchase and Sale.

           (c) "Available Cash" means all cash funds of the Partnership
                --------------
     generated by the operation of the Project or otherwise through the Closing Date (whether collected prior to or subsequent to the Closing Date after (i) payment of or provision for all operating expenses of the Project and the Partnership payable as of the Closing Date, and (ii) provision for a reasonable reserve to pay accrued and unpaid expenses.

           (d) "Books and Records" means all financial and other books and
                -----------------
     records maintained by or for the benefit of the Partnership in connection with the operation of the Project and the Partnership and all building plans, specifications and drawings, engineering, soils and geological reports, environmental reports and other documents prepared in connection with the construction, maintenance, repair, management or operation of the Project which are within the possession or control of the Partnership, or the Partnership's Affiliates, agents or representatives, or Selling Partner.

           (e) "Business day" means a day that is not a Saturday, a Sunday,
                ------------
     a legal holiday or a day on which banks are required or permitted by law or other governmental action to close in Dallas, Texas.

           (f) "Closing" means the consummation of the purchase of the
                -------
     Partnership Interest by Purchaser from Selling Partner in accordance with the terms and provisions of Article III, which Closing shall be held at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., Suite 4100, 1700 Pacific Avenue, Dallas, Texas 75201-4618 on the Closing Date commencing at 10:00 a.m. Central Daylight Time.

           (g) "Closing Date" means a Business day which shall be established
                ------------
     by Purchaser by written notice delivered to Selling Partner, which date shall be no earlier than five (5) days following the date of such notice, except that from and after the date the IPO shall have occurred, such date shall be no earlier than ten (10) days following the date of such notice; provided, however, that in no event shall the Closing Date be a date later than December 31, 1996.

           (h) "Cut Off Date" means July 1, 1994.
                ------------

           (i) "Effective Date" shall mean the date on which this Agreement
                --------------
     shall be fully executed and unconditionally delivered by Purchaser and Selling Partner.

           (j) "Environmental Laws" means all applicable existing federal,
                ------------------
     state and local statutes, ordinances, orders, rules and regulations issued, promulgated or adopted by any governmental authority having jurisdiction over the Project relating to environmental pollution or protection, including, without limitation, the Resource Conservation and Recovery Act of 1976, 43 U.S.C. (S) 6901 et seq., the Comprehensive
                                              -- ---
     Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
     (S) 9601 et seq., as amended by the Superfund Amendments and
              -- ---
     Reauthorization Act of 1986, the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C.
                     -- ---
     (S) 1251 et seq., the Clean Air Act, 42 U.S.C. (S) 7401 et set., the Toxic
              -- ---                                         -- ---
     Substances Control Act, 15 U.S.C. (S) 2601-2629, the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq., together with all existing rules,
                             -- ---
     regulations and orders promulgated thereunder, and all similar applicable existing local, state and federal statutes and regulations promulgated pursuant thereto.

           (k) "Estoppel Certificates" means the estoppel certificates to be
                ---------------------
     delivered by IBM in accordance with the provisions of Section 2.2 hereof.

           (l) "Governmental Regulations" means all laws, ordinances, rules,
                ------------------------
     regulations, statutes, building and fire codes, zoning ordinances, restrictions, restrictive covenants, judgments, orders or decrees, health and environmental laws and regulations and any and all other laws, requirements, standards and regulations or appropriate supervising boards of fire underwriters and other matters of all governmental authorities or courts of competent jurisdiction having jurisdiction over the Project, including, but not limited to the Americans with Disabilities Act.

           (m) "Ground Lease" means that certain land lease with respect to
                ------------
     the Land between the Partnership, as lessee, and IBM, as lessor, dated as of May 9, 1990, as amended on September 20, 1990,

           (n) "Hazardous Materials" means (i) any chemical, material or
                -------------------
     substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any Environmental Laws, (ii) any oil, petroleum or petroleum derived substances, any flammable substances or explosives, any radioactive materials, any asbestos or any substance containing more than 0.1 percent asbestos, any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and any urea formaldehyde insulation, and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Laws.

           (o) "IBM" means International Business Machines Corporation, a New
                ---
     York corporation.

           (p) "IBM Lease" means that certain Lease Agreement dated as of
                ---------
     May 9, 1990, as amended on September 20, 1990, April 22, 1991, and
     January 1, 1992, between the Partnership, as Landlord, and IBM, as Tenant, for space in the Improvements.

           (q) "Improvements" means all buildings, structures, and other
                ------------
     improvements, including such fixtures as shall constitute real property, located on the Land including, but not limited to, the office buildings, garages, parking lots and all other amenities, together with the Partnership's interest, if any, in all machinery, fixtures and equipment used in the general operation of such buildings and improvements, and/or affixed to or located upon the Land, along with all accessions and additions thereto, excluding therefrom any machinery, fixtures, equipment or personal property owned the Tenant at the Project.

           (r) "IPO" means the proposed initial public offering of securities
                ---
     in the PPL REIT.

           (s) "Land" means the tracts or parcels of real property more
                ----
     particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all and singular all right, title and interest of the Partnership, reversionary or otherwise, in and to all easements in or upon the Land and all other rights and appurtenances belonging or in anywise pertaining thereto, if any, including any right, title, and interest of the Partnership in and to any land lying in the bed of any street, road or access way, right-of-way, alley, opened or proposed, in front of, at a side of or adjoining the Land to the centerline thereof.

           (t) "Leasehold" means the leasehold interest owned by the
                ---------
     Partnership pursuant to the Ground Lease.

           (u) "Miscellaneous Assets" means all contract rights, leases,
                --------------------
     concessions, assignable warranties, and other items of intangible personal property owned by the Partnership (but only to the extent assignable) and relating to the leasing of the Land and the ownership and operation of the Improvements, including, but not limited to, (i) the Service Contracts,
     (ii) the Permits, (iii) assignable utility and similar deposits,
     (iv) prepaid license and permit fees, (v) the Warranties, (vi) the Books and Records, (vii) the IBM Lease and (viii) the Leasehold.

           (v) "Optional Partnership Interest" means the remaining ten
                -----------------------------
     percent (10%) of Selling Partner's one percent (1%) interest in the Partnership.

           (w) "Partnership" means Broadmoor Austin Associates, a Texas joint
                -----------
     venture.

           (x) "Partnership Agreement" means that certain Original
                ---------------------
     Partnership Agreement as amended and restated by the Restated Agreement and the First Amendment.

           (y) "Partnership Interest" means ninety percent (90%) of the one
                --------------------
     percent (1%) joint venture interest in the Partnership owned by Selling Partner.

           (z) "Permits" means all licenses and permits issued to or for the
                -------
     benefit of the Partnership and used or relating to the ownership or operation of the Project in accordance with its current use.

           (aa) "Person" means an individual, partnership, joint venture,
                 ------
     corporation, limited liability company, joint stock company, trust (including a business trust), unincorporated association or other entity, or a government or any political subdivision or agency thereof.

           (bb) "Personal Property" means all tangible personal property,
                 -----------------
     fixtures, furniture, furnishings, equipment, machinery, apparatus, appliances, and other articles of depreciable personal property now owned by the Partnership, located on or in the Land and the Improvements and used or usable in connection with any part of the Project.

           (cc) "PPAP" means Prentiss Properties Acquisition Partners, L.P.,
                 ----
     a Delaware limited partnership.

           (dd) "PPL REIT" means the corporation or real estate investment
                 --------
     trust to be formed by Purchaser to operate as a real estate investment trust under the Internal Revenue Code of 1986, as amended, to conduct the IPO, and to acquire directly or indirectly all or a portion of the Partnership Interest and interests in other real properties, assets, partnerships and related service businesses.

           (ee) "Project" means the Land, the Personal Property, the
                 -------
     Miscellaneous Assets and the Improvements.

           (ff) "Purchase Price" means the sum of $1,000.00.
                 --------------
           (gg) "Purchaser" means Prentiss Properties Limited, Inc., a
                 ---------
     Delaware corporation.

           (hh) "Selling Partner" means 11,000 Burnet Road Corporation, a
                 ---------------
     Texas corporation.

           (ii) "Securities Act"  means the Securities Act of 1933, as
                 --------------
     amended.

           (jj) "Selling Partner's Actual Knowledge" shall have the meaning
                 ----------------------------------
     set forth in Section 4.2.

           (kk) "Service Contracts" means all service contracts, landscaping
                 -----------------
     contracts, management contracts, maintenance arrangements, or other agreements entered into by or on behalf of the Partnership affecting the operation of the Project, copies of which are to be delivered to Purchaser pursuant to Section 2.1 hereof.

           (ll) "State" means the State in which the Project is situated.
                 -----
           (mm) "Units" means units of limited partnership interest in PPAP.
                 -----
           (nn) "Warranties" means all warranties and guaranties relating to
                 ----------
     the Project, or any part thereof, or to the Personal Property or Improvements, or construction thereof.

     Section 1.2   Sale and Delivery of the Partnership Interest.  Selling
     -----------   ---------------------------------------------
Partner hereby agrees to sell, transfer and assign the Partnership Interest to Purchaser or its designees, and Purchaser hereby agrees to purchase the Partnership Interest from Selling Partner, upon and subject to the terms and provisions hereinafter set forth. Purchaser (or its permitted assignee) may designate an Affiliate to take title to up to one percent (1%) of the Partnership Interest.

     Section 1.3   Purchase Price for the Partnership Interest.  The Purchase
     -----------   -------------------------------------------
Price shall be payable to Selling Partner on the Closing Date, plus or minus prorations and adjustments as hereinafter provided. The Purchase Price shall be payable to Selling Partner in the manner set forth in Section 1.5 below.

     Section 1.4   Independent Consideration.  Concurrently herewith Purchaser
     -----------   -------------------------
has paid to Selling Partner the sum of $100.00, which shall be independent consideration (the "Independent Consideration") for the agreement of Selling Partner set forth herein. The Independent Consideration shall be in addition to the Purchase Price. If the Closing does not occur for any reason, the Independent Consideration shall be deemed earned and shall be retained by Selling Partner.

     Section 1.5   Payment of Purchase Price.  Purchaser shall pay the Purchase
     -----------   -------------------------
Price by the delivery of Units. The number of Units to be delivered to Selling Partner shall be calculated by dividing the Purchase Price by the mid-point of the offering price range for one (1) common share of beneficial interest of the PPL REIT as set forth in the final "red-herring" prospectus for the IPO. Selling Partner acknowledges that PPAP will not issue fractional Units. Thus, the result of the calculation set forth above will be rounded to the nearest whole number of Units (.50 rounded down).

                                ARTICLE II

                    APPROVAL OF DOCUMENTS; INSPECTIONS
                    ----------------------------------

     Section 2.1   Items to be Furnished to Purchaser.  Within thirty (30) days
     -----------   ----------------------------------
after the Effective Date, Selling Partner shall cause the Partnership to furnish to Purchaser, true, correct, complete, and legible copies of the items listed on Exhibit "B" attached hereto and made a part hereof for all purposes. In addition
- -----------
to the foregoing, Selling Partner shall make available to Purchaser for its review either at the Project or at such other place as may be reasonably convenient to Purchaser and Selling Partner copies of all other records relating to the ownership and operation of the Project and the Partnership, in Selling Partner's or the Partnership's possession or control.

     Section 2.2   Estoppel Certificates.  Within thirty (30) days after the
     -----------   ---------------------
Effective Date, Selling Partner will cause the Partnership to deliver to IBM the Estoppel Certificates, to be in the form and contain the content of the Estoppel Certificates attached hereto as Exhibit "C" and made a part hereof for all
                                -----------
purposes, and will use its reasonable efforts to cause IBM to execute and deliver to Purchaser the Estoppel Certificates on or before the Closing Date.

     Section 2.3   Inspection.
     -----------   ----------

           (a) During the period commencing on the Effective Date and ending on the Closing Date or the earlier termination of this Agreement (the "Inspection Period"), Purchaser, upon reasonable notice to Selling Partner and the Partnership, shall have reasonable access to the Project and the Partnership's Books and Records, either personally or by authorized agent, to inspect the Project and the Books and Records of the Partnership, the items delivered pursuant to this Article II and any other documents and records available which are normally maintained in the operation of the Project or the Partnership.

           (b) From the Effective Date until the Closing Date or earlier termination of this Agreement, Selling Partner will fully cooperate and cause the Partnership to fully cooperate with Purchaser, at no cost or expense to Selling Partner or the Partnership, in the conduct of Purchaser's inspection of the Project and the Books and Records of the Partnership. Such inspections (and any inspections performed in accordance with the sentence next following) may be conducted at all reasonable times, so long as such activities do not unreasonably interfere with the Tenants in occupancy. Selling Partner will (and will cause the Partnership to) permit Purchaser and current and prospective underwriters involved in the IPO, and the agents, attorneys, accountants, and representatives of all of the foregoing, upon reasonable notice (but without having to obtain further approval), to enter upon and inspect the Project, at reasonable times during normal working hours, all premises leased to Tenants, all mechanical equipment, systems, and fixtures forming a part thereof, and all Books and Records. Selling Partner will permit (and will cause the Partnership to permit) Purchaser and the underwriters involved in the IPO, and the agents, attorneys, accountants, and representatives of all of the foregoing, at no cost or expense to Selling Partner or the Partnership, to audit the Books and Records, and to conduct such investigations, tests, or inspections as Purchaser deems appropriate including, without limitation, sampling studies to ascertain whether or not there is any Hazardous Substance on, in, or under the Project. In conducting any such entry, investigation, test, or inspection, no party permitted entry hereunder will unreasonably interfere with the operation of the Project or the peaceable possession by individual Tenants of their respective premises. To the extent that Persons other than Purchaser join in such inspections, Purchaser shall secure from such Persons their agreement to hold any such information in confidence pending the closing of the transaction contemplated hereby, with the exception of the use of such materials during the disclosure process in connection with the IPO.

           (c) Purchaser shall maintain comprehensive general liability (occurrence) insurance in terms and amounts reasonably satisfactory to Selling Partner and the Partnership covering any accident arising in connection with the presence of Purchaser, its agents and representatives on the Project and shall deliver a certificate of insurance verifying such coverage to Selling Partner prior to entry upon the Project.


           (d) Purchaser agrees to fully and completely repair and restore the Project in the event of any damage whatsoever occurring by Purchaser, Purchaser's Affiliates or consultants during the pendency of this Agreement. Purchaser hereby indemnifies and holds Selling Partner and the Partnership harmless from and against any loss, damage, injury, claim or cause of action Selling Partner or the Partnership may suffer or incur as a result of

     Purchaser's inspections of the Project undertaken pursuant to this Agreement. The indemnity set forth in this subparagraph (d) shall survive the Closing or the termination of this Agreement.

           (e) If, during the Inspection period, Purchaser shall discover any condition or circumstance, which in Purchaser's sole discretion, judgment and opinion makes Purchaser's investment in the Partnership an unacceptable risk, Purchaser shall be entitled, as its sole and exclusive remedy, to terminate this Agreement by giving written notice to Selling Partner, on or before the expiration of the Inspection Period, whereupon this Agreement shall terminate, and upon such termination, neither Selling Partner nor Purchaser shall have any further obligation or liability hereunder.

     Section 2.4   Purchaser's Acknowledgement.  Purchaser acknowledges that,
     -----------   ---------------------------
with the exception of the representations and warranties set forth in this Agreement, the Partnership Interest shall be acquired on a basis that is without representation or warranty, including any representations or warranties relating to the Project, which as of the Closing Date shall be in its present condition, subject to reasonable use, wear, tear and natural deterioration between the Effective Date and the Closing Date. In such regard, there shall be no reduction in the Purchase Price for any change in the condition of the Project by reason of any events, subsequent to the Effective Date, except by reason of condemnation or casualty. Purchaser further acknowledges that it has not been induced by nor has it relied upon any representations, warranties or other statements, whether express or implied, made by Selling Partner, or any of its agents, employees or other representatives, which are not expressly set forth in this Agreement or in the materials to be delivered to Purchaser in accordance with the terms and provisions hereof.

                                ARTICLE III

               THE CLOSING DATE AND THE CLOSING; OBLIGATIONS
           OF PURCHASER AND SELLING PARTNER WITH RESPECT THERETO
           -----------------------------------------------------

     Section 3.1   The Closing and the Closing Date.  The purchase of the
     -----------   --------------------------------
Partnership Interest contemplated by the terms and conditions of this Agreement shall be consummated at the Closing to be held on the Closing Date.

     Section 3.2   Selling Partner's Obligations at the Closing.
     -----------   --------------------------------------------
           (a)  At the Closing, Selling Partner shall do the following:

                (i) Execute and deliver to Purchaser a good and sufficient assignment of partnership interest (the "Assignment") (with warranty limited to Selling Partner's acts) in the form approved by Purchaser and Selling Partner conveying the title in and to the Partnership Interest free and clear of all liens or encumbrances;

                (ii) Execute and deliver to Purchaser an amendment to the Partnership Agreement (the "Amendment"), in the form approved by Purchaser, Selling Partner and IBM, covering the withdrawal of Selling Partner and the admittance of Purchaser or its designees as partners in the Partnership and such other matters as Purchaser may reasonably require;

                (iii) Execute, acknowledge and deliver an affidavit in form reasonably acceptable to Purchaser, stating, under penalty of perjury, Selling Partner's U.S. taxpayer identification number and that Selling Partner is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code;

               (iv) Execute and deliver to Purchaser a Closing Certificate (herein so called), in the form and containing the content of the Closing Certificate attached hereto as "Exhibit "D" and made a part hereof for all purposes;

               (v) Deliver to Purchaser the Estoppel Certificates from IBM with respect to the IBM Lease and the Ground Lease;

               (vi) Deliver or cause the Partnership to deliver to Purchaser satisfactory evidence that all necessary corporate, partnership, or other action on the part of Selling Partner has been taken with respect to the consummation of the transaction contemplated hereby;

               (vii) Complete, execute, and deliver to PPAP or any other transferor of the Units (A) the Prospective Subscriber Questionnaire attached hereto as Exhibit "E", and (B) the letter agreement
                         -----------
                         attached hereto as Exhibit "F"; and
                                            -----------

               (viii) Deliver to Purchaser such other assignments and documents as may be required pursuant to the provisions hereof or mutually agreed by counsel for Selling Partner and Purchaser to be necessary to fully consummate the transaction contemplated hereby.

           (b) If Selling Partner fails or is unable to deliver any of the items set forth in this Section 3.2 at the Closing, Purchaser may (i) elect to waive such failure and close the transaction, or (ii) exercise any one or more of its options under Section 6.1(b) hereof.

     Section 3.3     Purchaser's Obligations at the Closing.
     -----------     --------------------------------------
           (a) At the Closing, and upon receipt of all items to be delivered to Purchaser under Section 3.2 above, Purchaser shall do the following:

               (i)       Deliver the Purchase Price in accordance with
                         Section 1.5 hereof;

               (ii)      Execute and deliver to Selling Partner
                         counterparts of the Assignment to be executed and delivered by Selling Partner pursuant to
                         Section 3.2 above;

               (iii)     Execute and deliver to Selling Partner
                         counterparts of the Amendment to be executed and delivered by Selling Partner pursuant to
                         Section 3.2 above;

               (iv) Deliver to Selling Partner satisfactory evidence that all necessary corporate, partnership, or other action by Purchaser has been taken with respect to the consummation of the transaction contemplated hereby; and

               (v) Deliver to Selling Partner such other instruments or documents as may be required pursuant to the terms hereof or mutually agreed by counsel for Selling Partner and Purchaser to be necessary to fully consummate the transaction contemplated hereby.

           (b) If Purchaser fails or is unable to deliver any items set forth in this Section 3.3 at the Closing, Selling Partner may (i) elect to waive such failure and close the transaction, or (ii) exercise its remedies under Section 6.2(b) hereof.


                                  ARTICLE IV

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                   -----------------------------------------

     Section 4.1   Representations and Warranties of Selling Partner.  Selling
     -----------   -------------------------------------------------
Partner hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, the following:

              (a) Selling Partner is the legal and beneficial owner of the Partnership Interest. The Partnership Interest is owned by Selling Partner free and clear of all liens, security interests, pledges, assessments, charges, adverse claims, restrictions and other encumbrances created by Selling Partner or its predecessor in interest, except as set forth in the Partnership Agreement. Other than the rights and obligations arising under this Agreement and the Partnership Agreement, the Partnership Interest is not subject to any rights of any other person to acquire the same, nor is the Partnership Interest subject to any restrictions on transfer thereof, except for restrictions imposed by the Partnership Agreement and applicable federal and state securities laws.

              (b) The Partnership has been duly formed and is validly existing as a joint venture under the laws of the State of Texas.

              (c) To Selling Partner's Actual Knowledge, neither the execution and deliver of this Agreement nor the consummation of the transaction contemplated hereby conflicts with or will result in a material breach of any of the provisions of, or constitute a default under, any agreement or instrument to which the Partnership is a party or by which it is bound. To Selling Partner's actual knowledge, there are no actions, voluntary or involuntary, pending against the Partnership under any bankruptcy, reorganization, arrangement, insolvency or similar federal or state statute.

              (d) Selling Partner has been duly formed and is validly existing as a corporation under the laws of the State of Texas, and is duly registered or qualified to do business in the State of Texas. The execution, delivery and performance of this Agreement and all other documents, instruments and agreements to be executed and delivered by Selling Partner pursuant to this Agreement (collectively, "Selling Partner's Documents") are within the corporate power of Selling Partner and have been duly authorized by all necessary and appropriate corporate action.

              (e) Neither the execution and deliver of this Agreement and Selling Partner's Documents nor the consummation of the transaction contemplated hereby conflicts with or will result in a material breach of any of the provisions of, or constitute a default under, (i) the corporate documents of Selling Partner or (ii) any agreement or instrument to which Selling Partner is a party or by which it is bound. There are no actions, voluntary or involuntary, pending against Selling Partner under any bankruptcy, reorganization, arrangement, insolvency or similar federal or state statute.

              (f)  Selling Partner is not a "foreign person" as defined in
     Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.


              (g)  With respect to the Space Lease:

                   (i) As of the date hereof, there are no tenant leases, tenancy agreements, licenses, occupancy agreements or any amendments, renewals, assignments, subletting and guaranties thereof, or surrender agreements and termination agreements related thereto, affecting the Project, or any portion thereof, other than the Space Lease, and any subleases, licenses, or occupancy agreements which
                             (A) have been entered into by IBM with third parties, and (B) not disclosed in writing to Selling Partner.

                   (ii) The copy of the Space Lease heretofore delivered by Selling Partner to Purchaser is a true, complete and correct copy of the Space Lease.

                   (iii) To Selling Partner's Actual Knowledge, the Space Lease is in full force and effect and has not been modified or extended, except as disclosed to Purchaser in writing. To Selling Partner's Actual Knowledge, except as disclosed to Purchaser in writing, including, without limitation, information set forth in any estoppel certificates, Broadmoor has performed and observed in all material respects, for all periods following the Cut Off Date, all of (and is not in material default, excluding any grace periods, in the performance or observance of) the terms, covenants and conditions on Broadmoor's part to be performed or observed under the Space Lease. Except as otherwise disclosed to Purchaser in writing, neither the Partnership, Broadmoor nor Selling Partner has given, nor has the Partnership, Broadmoor or Selling Partner received, any written notice of a default under the Space Lease which remains uncured.

                   (iv) To Selling Partner's Actual Knowledge and except as otherwise disclosed to Purchaser in writing, IBM is not (a) currently contesting (in writing) any item of rent charged under the Space Lease or (b) currently claiming (in writing) an overcharge of operating expenses; or (c) entitled to any concessions or abatements, rebates, set-offs or free rent with respect to any item of rent for any period subsequent to the Closing, and all items of an inducement nature to be performed by the landlord under the Space Lease prior to the Closing Date have been performed, nor does IBM have any option or right of first offer or first refusal to purchase the Project or any part thereof.

                   (v) To Selling Partner's Actual Knowledge, except as otherwise disclosed to Purchaser in writing, Broadmoor's historical billing practices to IBM for additional rents and percentage rents are consistent with the requirements of the Space Lease.

              (h)  With respect to the Ground Lease:

                   (i) As of the date hereof, there are no tenant leases, tenancy agreements, licenses, occupancy agreements or any amendments, renewals, assignments, subletting and guaranties thereof, or surrender agreements and termination agreements related thereto, affecting the Land or any portion thereof, other than the Ground Lease.

                   (ii) The copy of the Ground Lease heretofore delivered by Selling Partner to Purchaser is a true, complete and correct copy of the Ground Lease.

                   (iii) To Selling Partner's Actual Knowledge, the Ground Lease is in full force and effect and has not been amended, modified or extended, except as disclosed to Purchaser in writing. To Selling Partner's Actual Knowledge, except as disclosed to Purchaser in writing, Broadmoor has performed and observed in all material respects, all of (and is not in material default, excluding any grace periods, in the performance or observance of) the terms, covenants and conditions on Broadmoor's part to be performed or observed under the Ground Lease. Except as otherwise disclosed to Purchaser in writing, neither the Partnership, Broadmoor, nor Selling Partner has given, nor has the Partnership, Broadmoor, or Selling Partner received, any written notice of a default under the Ground Lease which remains uncured.

                   (iv) To Selling Partner's Actual Knowledge and except as otherwise disclosed to Purchaser in writing, (a) IBM is not (i) currently contesting (in writing) any item of rent charged under the Ground Lease or
                             (ii) claiming (in writing) a deficit in any amount payable by lessee thereunder; (b) all items of an inducement nature to be performed by the landlord under the Ground Lease prior to the Closing Date have been performed; and (c) IBM does not have any option or right of first offer or first refusal to purchase the Project or any part thereof.

              (i)  With respect to the Service Contracts:

                   (i) As of the date hereof, there are no written equipment leases or service, maintenance or other similar contracts or agreements affecting the Project, or any portion thereof, other than (A) the Service Contracts and (B) any equipment leases or other contracts or agreements that may have been entered into by Tenant of the Project with third parties; and

                   (ii) Each Service Contract is in full force and effect and has not been amended except as disclosed to purchase in writing by Selling Partner. Neither Broadmoor, the Partnership, nor Selling Partner has given, nor has Broadmoor, the Partnership or Selling Partner received, any written notice of a default under any of the Service Contracts which remains uncured, except as disclosed to Purchaser in writing by Selling Partner.

              (j) As of the date hereof, to Selling Partner's Actual Knowledge there is not any pending, nor has Broadmoor, the Partnership, or Selling Partner received written notice of any threatened:

                   (i) proceeding, suit, or action against Broadmoor, the Partnership, or Selling Partner which, if adversely decided, would prevent or materially delay the consummation of the transaction contemplated by this Agreement or materially adversely affect the Project or the Partnership or Broadmoor, including, without limitation, pending or threatened suits, actions, or proceedings with respect to all or part of the

                             Project (a) for condemnation, (b) alleging any violation of any Governmental Regulation, (c) which could result in the imposition of a lien against the Project or (d) which could increase real property taxes or assessments levied against the Project (other than the normal and routine assessment and reassessment process conducted by applicable governmental authorities); or

                   (ii) proceeding to change or redefine the zoning classification applicable to any portion of the Project that would cause the Project to become a "non-conforming" use; or

                  (iii) proceeding to change any road patterns or grades that would materially adversely affect access to any roads providing a means of ingress to or egress from the Project; or

                  (iv) proceeding seeking a reduction of real estate taxes imposed on the Project or any portion thereof; or

                  (v) pending imposition of any special or other assessments for public betterments that may affect any portion of the Project or the ownership thereof.

              (k) To Selling Partner's Actual Knowledge, the Project does not violate any Governmental Regulation in any material respect, and the current operation and use of the Project complies in all material respects with all applicable Governmental Regulations.

              (l) To Selling Partner's Actual Knowledge, all Permits required for the continued use and occupancy of the Project (as the same is presently used under the Ground Lease and the Space Lease) have been obtained from all appropriate governmental authorities, are fully paid for, are in full force and effect, and will not be revoked, invalidated or violated by the consummation of the transaction contemplated by this Agreement. To Selling Partner's Actual Knowledge, the Project remains in compliance in all material respects with all applicable requirements and conditions with respect to the issuance of the Permits, which were in effect at the time of the issuance thereof.

              (m) Except as previously disclosed in writing by Selling Partner to Purchaser, to Selling Partner's Actual Knowledge, the Project has not been designated as a landmark and is not located in a conservation or historic district or in an area that has been identified as having special flood hazards.

              (n) To Selling Partner's Actual Knowledge, the Project is an independent unit which, as of the date hereof, does not rely on any facilities (other than the facilities of public utility companies) located on any property not included in the Project to (i) fulfill the requirements of any Governmental Regulation, (ii) provide structural support or furnish any essential building system or utility or (iii) fulfill the requirements of the Space Lease. No building or other improvement not included in the Project relies on any part of the Project to (1) fulfill the requirements of any Governmental Regulation, or (2) provide structural support or furnish any essential building system or utility.

              (o) To Selling Partner's Actual Knowledge, for any period following the Cut Off Date, there has not been any material damage to any portion of the Project caused by fire or other casualty that has not been repaired or restored.

              (p) To Selling Partner's Actual Knowledge, the real property and improvements that constitute the Project are assessed as one tax lot that is separate and distinct from the tax lot allocated to any other parcel of land or any other improvements.

              (q) To Selling Partner's Actual Knowledge and except as otherwise disclosed in any environmental report delivered by Selling Partner to Purchaser with respect to the Project ("Environmental Report"), (i) no Hazardous Materials have been stored, disposed of, released, or transported at or from the Project or any portion thereof, in violation of, or requiring remediation under, any Environmental laws (the foregoing representation does not apply to the customary and ordinary application, storage and use of chemicals for landscape maintenance, janitorial services, and pest control); and (ii) there have been no and are no (A) aboveground or underground storage tanks; (B) polychlorinated biphenyls ("PCBs") or PCB-containing equipment; (C) asbestos containing materials;
     (D) lead based paints; or (E) dry-cleaning facilities in, on, under or at the Project; or (F) wetlands located on or at the Project.

              (r) There are now in full force and effect with reputable insurance companies, casualty and liability insurance policies with respect to the Project in commercially reasonable amounts.

              (s) To Selling Partner's Actual Knowledge, the operating statements for the Project provided by Selling Partner, the Partnership or Broadmoor to Purchaser present fairly the financial condition of the Project as of their respective dates and the results of the Project's operations for the periods reflected therein.

              (t) The Partnership has no employees and is not a party to any union, labor or collective bargaining agreement affecting the Project.

              (u) The Partnership has filed all income, franchise, sales, payroll and other tax returns and reports of every nature required to be filed by it accurately reflecting all taxes owing to the United States or any other government, government subdivision or taxing authority, and it has paid in full or made adequate provision for the payment of all taxes and duties (including penalties and interest) for which it has or may have liability. Selling Partner has no knowledge of any unassessed tax deficiency proposed or threatened against the Partnership or Broadmoor as a result of the operation of its business. There are no liens on the assets of the Partnership or Broadmoor as a result of any tax liabilities except for taxes not yet due and payable. There are, as of the date of this Agreement, no, and after the date of this Agreement there will not be any, tax deficiencies (including penalties and interest) of any kind assessed against or relating to the Partnership or Broadmoor with respect to any taxable periods ending on or before, or including, the Closing Date of a character or nature that would result in liens or claims on any of the Property, or on Broadmoor's title to or use of the Property, or that would result in any claim against the Partnership or Broadmoor.

              (v) The copies of the Partnership Agreement that have been previously delivered by Selling Partner to Purchaser are true and correct copies of the documents governing the formation and existence of the Partnership and there are no other agreements, documents or other instruments of any nature which govern the relationship of the partners in the Partnership or its assets.

              (w) Selling Partner (i) understands the risks of, and other considerations relating to accepting Units in connection with its sale of the Partnership Interests pursuant to this Agreement; (ii) is an "accredited investor" as defined in the Securities Act, and (iii) by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to the transaction contemplated by this Agreement, has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type, that (1) it is capable of evaluating the merits and risks of an investment in PPAP and of making an informed investment decision, and (2) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interest, and (D) is capable of bearing the economic risk of such investment.

              (x) Selling Partner (1) understands and acknowledges that an investment in PPAP involves substantial risks; (2) has been given the opportunity to make a thorough investigation of the proposed activities of PPAP; and (3) has been afforded the opportunity to obtain any information deemed necessary by Selling Partner; (4) confirms that all documents, records, and books pertaining to its investment in PPAP and requested by Selling Partner have been made available or delivered to Selling Partner;
     (5) has had an opportunity to ask questions of and receive answers from PPAP, or from a person or persons acting on PPAP's behalf, concerning the terms and conditions of the transaction contemplated by this Agreement and its acquisition of Units; and (6) has relied upon, and is making its investment decisions, solely upon such information as has been provided to Selling Partner in writing by PPAP.

              (y) The Units to be transferred to Selling Partner pursuant to this Agreement will be acquired by Selling Partner for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to Selling Partner's right (subject to the terms of the partnership agreement of PPAP) at all times to sell or otherwise dispose of all or any part of its Units under an exemption from such registration available under the Securities Act and applicable state securities laws, and subject, nevertheless, to the disposition of its assets being at all times within its control. Selling Partner was not formed for the specific purpose of acquiring an interest in PPAP.

              (z) Selling Partner acknowledges that (1) the Units to be issued to Selling Partner will no have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Units are to be represented by certificates, such certificates will bear a legend to such effect; (2) Purchaser's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations, warranties and covenants of Selling Partner contained herein; (3) such Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available; (4) there will be no public market for such Units; (5) Units to be issued to Selling Partner will not be transferable without the prior written consent of the general partner of PPAP which consent shall not be withheld if the general partner of PPAP determines that the transfer of same is a valid private placement under applicable Federal and State securities laws; (6) PPAP has no obligation or intention to register such Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws; (7) because of the restrictions on transfer or assignment of such Units to be issued hereunder set forth in the partnership agreement of PPAP and/or in a stock restriction agreement, Selling Partner may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Units acquired hereby for an indefinite period of time, and (8), under the terms of the partnership agreement of PPAP, as it will be in effect on the Closing Date, Units will not be redeemable at the request of the holder thereof for cash (or at the option of the PPL REIT, for common stock in the PPL REIT) prior to the first anniversary of their issuance.

              (aa) The address set forth for Selling Partner in this Agreement is the address of Selling Partner's principal place of business or residence, as applicable, and Selling Partner has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which principle place of business or residence, as applicable, is cited.

     Section 4.2   Knowledge Standard. For purposes hereof, wherever the term
     -----------   ------------------
"Selling Partner's Actual Knowledge" is used it shall be limited to the knowledge of Thomas F. August and Dennis J. DuBois. Notwithstanding anything herein contained to the contrary, in the event that prior to Closing Purchaser has knowledge of any fact or circumstance that would make any of the representations or warranties of Selling Partner set forth herein untrue or incorrect, Selling Partner shall not be deemed to be in default hereunder by reason of the fact that such representation or warranty is in fact untrue or incorrect.

     Section 4.3   Survival of Representations and Warranties.  Except as
     -----------   ------------------------------------------
otherwise set forth herein, the representations and warranties set forth in
Section 4.1 hereof shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, and all of such representations and warranties, other than those set forth in Subsections 4.1(a), (b), (c), (d), (e), (f), (w), (x), (y), (z), and (aa)
hereof, shall survive the Closing for a period of twelve (12) months, at which time they shall expire and be of no further force and effect unless a claim for breach thereof has been instituted within such twelve (12) month period. The representations and warranties set forth in Subsections 4.1(a), (b), (c), (d),
(e), (f), (w), (x), (y), (z), and (aa) hereof shall survive the Closing without limitation or time constraints.

     Section 4.4   Selling Partner's Obligation to Notify Purchaser of Change.
     -----------   ----------------------------------------------------------
If, prior to the Closing Date, either Selling Partner or the Partnership becomes aware that any representation or warranty set forth in Section 4.1 hereof which was true and correct on the date hereof has become incorrect in any material respect, either prior to or at Closing, due to changes in conditions or the discovery of information by Selling Partner or the Partnership of which Selling Partner was unaware on the date hereof, Selling Partner shall immediately notify Purchaser thereof. Upon receipt of such notification, if such change is material and adverse with respect to the acquisition of the Partnership Interest, Purchaser shall have the option of terminating this Agreement whereupon this Agreement shall become null and void and of no further force or effect and neither party shall have any further obligation one to the other. If Purchaser does not exercise its option to terminate this Agreement by reason of any such change in conditions, appropriate modifications shall be made in the terms hereof to reflect the change in the conditions to the mutual satisfaction of Selling Partner and Purchaser.

     Section 4.5   Operation of Project Prior to Closing.  To the extent that it
     -----------   -------------------------------------
has the power to do so under the Partnership Agreement, Selling Partner shall
(a) continue to cause the Partnership's property manager to diligently operate the Improvements and the Project in the ordinary course of business between the date hereof and the Closing Date, (b) cause the Partnership to keep, observe, and perform or cause to be performed all of its obligations as landlord under the IBM Lease and as lessee under the Ground Lease, (c) prevent the Partnership from terminating or causing the termination of IBM Lease except as the result of the default of the Tenant thereunder or the replacement of a suitable substitute, and (d) cause the Partnership to maintain and operate the Project in substantially the same condition and repair as exists on the Effective Date, reasonable wear and tear and normal replacements excepted.

                                   ARTICLE V

                             CONDITIONS TO CLOSING
                             ---------------------

     Section 5.1   Conditions Precedent to Purchaser's Obligations.  The
     -----------   -----------------------------------------------
obligations of Purchaser hereunder to consummate the transactions contemplated hereby are subject to the satisfaction, as of the Closing Date, or within the time periods specified herein below, of each of the following conditions (any of which may be waived in whole or in part in writing by Purchaser at or prior to the Closing):

           (a) The representations and warranties of Selling Partner set forth herein shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties have been made on and as of the Closing Date;

           (b) Selling Partner shall have performed, observed and complied with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied in all material respects prior to or as of the Closing Date;

           (c) Purchaser, on or before the expiration of the Inspection
     Period, shall have performed such inspections, investigations and tests as Purchaser desires, in accordance with the terms of Article II of this Agreement, and Purchaser shall have determined, in Purchaser's sole discretion, that the Project is suitable for Purchaser's intended use;

           (d) Selling Partner shall have delivered to Purchaser a certificate or certificates as may be acceptable to Purchaser stating that a search has been conducted by a party acceptable to Purchaser of both the state and county records in which financing statements and security agreements are filed under the Uniform Commercial Code of the State and that such searches indicate that, except security interests or liens to be released at Closing, no security interests or liens of any kind or nature, including, but not limited to, any equipment financing or leasing arrangements, are claimed by any Person against the Partnership Interest, the Personal Property or the Improvements, or any part thereof;

           (e) The closing of the IPO shall have occurred;

           (f) Purchaser shall have received the Estoppel Certificates duly executed by IBM with respect to the IBM Lease and the Ground Lease without material change to the form of Estoppel Certificates submitted to IBM.

           (g) No material adverse change in the condition or operation of the Project or the Partnership as they exist on the Effective Date shall have occurred between the Effective Date and the Closing Date, which change negatively and adversely affects the Project or the Partnership in any material manner;

           (h) Purchaser shall have received the signed written consent of IBM to the assignment of the Partnership Interest contemplated by this Agreement;

           (i) The Project shall have suffered no unrepaired casualty loss or condemnation which would materially and adversely affect the Project or the Partnership.

           (j) Purchaser or its affiliate shall have acquired a fifty percent (50%) limited partnership in Austex Associates, L.P., a Georgia limited partnership ("Austex L.P.") from NYL not later than the closing of the transaction contemplated by this Agreement; and

           (k) Purchaser or its affiliate shall have acquired a fifty percent (50%) general partnership interest in Austex L.P., from Prentiss Properties Austin, L.P., a Delaware limited partnership, not later than the closing of the transaction contemplated by this Agreement.

     Section 5.2   Consequences of the Failure of Section 5.1 Conditions
     -----------   -----------------------------------------------------
Precedent.  The consequences of the failure of the conditions precedent to
- ---------
Purchaser's obligations to consummate the transaction contemplated hereby as set forth in Section 5.1 above are as follows:

           (a) In the event that the Closing Date has been established, Purchaser is ready, willing and able to consummate the acquisition of the Partnership Interest and the conditions set forth in Subsections 5.1 (a) and/or (b) hereof have not been satisfied, Selling Partner shall be deemed in default hereunder and Purchaser shall have the option to either
     (i) waive those conditions and proceed with the Closing or (ii) exercise it rights and remedies set forth in Article VI.

           (b) In the event (i) on or prior to the expiration of the Inspection Period, Purchaser has determined that the Project is not suited for Purchaser's intended use or that the transaction contemplated by this Agreement is not a satisfactory investment, or (ii) on or before the Closing Date the conditions set forth in Subsections 5.1 (d), (e), (f),
     (g), (h), (i), (j) or (k) hereof have not been satisfied, Purchaser shall have the option to either (1) waive those conditions and proceed with the Closing or (2) terminate this Agreement whereupon this Agreement shall become null and void and of no further force or effect and neither party shall have any further obligation one to the other.

     Section 5.3   Outside Closing Date.  In the event (a) the condition
     -----------   --------------------
precedent to Purchaser's obligations to consummate the transaction contemplated hereby set forth in Section 5.1(e) has not been satisfied on or before December 31, 1996, in a manner to permit the transaction contemplated hereby to be consummated and funded by such date, or (b) Purchaser has not designated a Closing Date within a sufficient period of time to permit the timely Closing of the transaction contemplated hereby on or before December 31, 1996, or (c)
Purchaser has not designated a Closing Date within ten (10) Business days following the date the IPO has occurred, then in such event this Agreement shall terminate and become null and void and of no further force or effect on the earlier of December 31, 1996, or on the tenth (10th) Business day following the date of the occurrence of the IPO, and neither party shall have any further obligation one to the other.

                                ARTICLE VI

                           DEFAULTS AND REMEDIES
                           ---------------------

     Section 6.1   Selling Partner's Defaults; Purchaser's Remedies.
     -----------   ------------------------------------------------

           (a) Selling Partner's Defaults.  Selling Partner shall be deemed
               --------------------------
     to be in default hereunder in the event that any of the representations hereunder are determined to be false or misleading in any material respect or in the event Selling Partner shall fail in any material respect to meet, comply with, or perform any covenant, agreement, or obligation on its part required within the time limits and in the manner required in this Agreement.

           (b) Purchaser's Remedies.  In the event Selling Partner shall be
               --------------------
     deemed to be in default hereunder for any other reason, by virtue of the occurrence of any one or more of the events specified in Section 6.1(a) above, Purchaser may at its election (i) bring suit against Selling Partner to enforce specific performance of this Agreement together with such actions as may be available at law or in equity to recover Purchaser's actual out-of-pocket costs in the performance of reasonable due diligence, or (ii) terminate this Agreement. If the remedy of specific performance is not available Purchaser shall have no remedy for damages other that the aforementioned out-of-pocket costs. Notwithstanding anything to the contrary contained herein, to the extent any action is instituted by Purchaser from and after the Closing Date in respect to a breach of a warranty or representation hereunder, Selling Partner's liability relating to such breach shall be limited to Selling Partner's returning the Units it receives at Closing.

     Section 6.2   Purchaser's Default; Selling Partner's Remedies.
     -----------   -----------------------------------------------
           (a) Purchaser's Defaults.  Purchaser shall be deemed to be in
               --------------------
     default hereunder in the event Purchaser shall fail in any material respect to meet, comply with, or perform any covenant, agreement, or obligation on its part required within the time limits and in the manner required in this Agreement.

           (b) Selling Partner's Remedy.  IN THE EVENT PURCHASER SHALL BE
               ------------------------
     DEEMED TO BE IN DEFAULT AS SET FORTH IN SECTION 6.2(a) ABOVE PRIOR TO CLOSING AND SELLING PARTNER DOES NOT WAIVE SUCH DEFAULT, SELLING PARTNER, AS SELLING PARTNER'S SOLE AND EXCLUSIVE REMEDY FOR SUCH DEFAULT, SHALL BE ENTITLED TO RETAIN THE INDEPENDENT CONSIDERATION, IT BEING AGREED BETWEEN PURCHASER AND SELLING PARTNER THAT SUCH SUM SHALL BE LIQUIDATED DAMAGES FOR SUCH DEFAULT OF PURCHASER BECAUSE OF THE DIFFICULTY, INCONVENIENCE AND UNCERTAINTY OF ASCERTAINING ACTUAL DAMAGES FOR SUCH DEFAULT. IN PLACING THEIR INITIALS AT THE PLACES PROVIDED, EACH

     PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS
     SECTION 6.2 (b) SHALL NOT LIMIT IN ANY MANNER PURCHASER'S INDEMNITY OBLIGATIONS SET FORTH IN SECTIONS 8.1 OR 8.3 HEREOF.

                                   SELLING PARTNER'S INITIALS: /s/ TFA
                                                              ------------------

                                         PURCHASER'S INITIALS: /s/ TFA
                                                              ------------------

     Section 6.3   Attorneys' Fees.  Should either party employ an attorney or
     -----------   ---------------
attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, the non prevailing party in any action pursued in courts of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred in connection therewith.

                                  ARTICLE VII

                    CLOSING COSTS; POST-CLOSING ADJUSTMENTS
                    ---------------------------------------

     Section 7.1   Closing Costs.  Costs of closing the transaction contemplated
     -----------   -------------
hereby shall be allocated between Selling Partner and Purchaser as follows:

           (a) Selling Partner shall pay the costs, if any, incurred by Selling Partner in connection with the performance of its obligations hereunder.

           (b) Purchaser shall pay the costs, if any, incurred by Purchaser in connection with the performance of its obligations hereunder.

     Section 7.2   Post-Closing Adjustments with Respect to Available Cash.
     -----------   -------------------------------------------------------
Purchaser and Selling Partner acknowledge that all Available Cash relating to the operations of the Partnership prior to the Closing Date shall be retained by and remain the property of the existing partners (including Selling Partner) owning interests in the Partnership immediately prior to the consummation of the transaction contemplated hereby. Purchaser and Selling Partner further acknowledge that it may not be possible to determine or compute the exact amount of undistributed Available Cash as of the Closing Date. Therefore, Purchaser hereby agrees that it shall cause the Partnership, as soon as reasonably practicable following the Closing Date, to determine and compute the amount of undistributed Available Cash through the Closing Date and to pay over and distribute such sums to Selling Partner and the other partners of the Partnership in the manner contemplated by the Partnership Agreement, as if the transaction contemplated hereby had not been consummated. To the extent requested by Selling Partner, Purchaser shall provide adequate back up and substantiation as to the manner in which undistributed Available Cash has been determined, including verification by the Partnership's independent accountants if requested by Selling Partner.

                               ARTICLE VIII

                              INDEMNIFICATION

     Section 8.1   Brokerage Commissions.  Each party hereto represents and
     -----------   ---------------------
warrants to the other that such party has incurred no liability to any real estate broker or agent with respect to the payment of any commission regarding the consummation of the transaction contemplated hereby. It is agreed that if any claims for commissions or fees, including, without limitation, brokerage fees, finder's fees, or commissions, are ever made against Selling Partner or Purchaser in connection with this transaction, all such claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim and such party shall indemnify and hold harmless the other from and against all such claims or demands with respect to any brokerage fees, finder's fees, or agents' commissions or other compensation asserted by any person, firm, or corporation in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section 8.1 shall expressly survive the early termination of this Agreement.

     Section 8.2   Selling Partner's Indemnity.  Selling Partner agrees to
     -----------   ---------------------------
indemnify and hold Purchaser harmless of and from all liabilities, claims, demands and expenses, of any kind or nature, known or unknown, fixed or contingent, arising or accruing on or before the Closing Date related to the ownership of the Partnership Interest, and all expenses related thereto, including, without limitation, court costs and attorneys' fees. The foregoing indemnity shall also apply to any claims, demands, causes of action, losses, damages, liabilities, costs or expenses asserted against or incurred by Purchaser at any time or from time to time by reason of or arising out of the breach of any representation or warranty of Selling Partner set forth herein. Selling Partner's liability with respect thereto shall be governed by the provisions of Section 6.1(b) hereof.

     Section 8.3   Purchaser's Indemnity. Purchaser agrees to indemnify and hold
     -----------   ---------------------
Selling Partner harmless of and from all liabilities, claims, demands and expenses, of any kind or nature, known or unknown, fixed or contingent, arising and accruing subsequent to the Closing Date related to the ownership of the Partnership Interest, and all expenses related thereto, including, without limitation, court costs and attorneys' fees.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     Section 9.1   Survival of Terms.  Except to the extent otherwise expressly
     -----------   -----------------
provided for herein, the terms and provisions hereof shall survive the Closing. The acceptance of the closing documents by Purchaser and payment of the Purchase Price shall be deemed full compliance by Selling Partner and Purchaser of all of their respective obligations arising under this Agreement and Purchaser and Selling Partner each expressly waives any noncompliance by the other party hereto with any prior obligations other than those obligations which expressly survive the Closing.

     Section 9.2   Binding Effect.  This Agreement shall be binding upon and
     -----------   --------------
shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

     Section 9.3   Entire Agreement; Modifications.  This Agreement embodies and
     -----------   -------------------------------
constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in such instrument.

     Section 9.4   Headings.  The headings contained in this Agreement are for
     -----------   --------
reference purposes only and shall not in any way affect the meaning or interpretation hereof.

     Section 9.5   Interpretation and Construction.
     -----------   -------------------------------

           (a) Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa.

           (b) The terms and provisions of this Agreement represent the results of negotiations between Selling Partner and Purchaser, each of which has been represented by counsel of its own selection, and neither of which has acted under duress nor compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Selling Partner and Purchaser hereby expressly waive and disclaim, in connection with the interpretation and construction of this Agreement, any rule of law or procedure requiring otherwise, including without limitation, any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared this Agreement or any earlier draft of this Agreement.

     Section 9.6   Notice.  Whenever this Agreement requires or permits any
     -----------   ------
consent, approval, notice, request or demand from one party to the other (collectively, "Notice"), such Notice must be in writing to be effective and shall be effective on the date of actual receipt of such Notice by the addressee. The following shall be prima facia evidence of actual receipt of Notice by the addressee: (a) if mailed, by a United States certified mail return receipt, signed by the addressee or the addressee's agent or representative, (b) if by telegram, by a telegram receipt signed by the addressee or the addressee's agent or representative, (c) if hand delivered (including delivery by any overnight or other delivery service), by a delivery receipt signed by the addressee or the addressee's agent or representative, or (d) if sent by facsimile transmission, with confirmation of receipt at the facsimile number to which it was sent. Each party's initial address for delivery of any Notice is designated below, but any party from time to time may designate a different address for delivery of any Notice by delivering to the other party Notice of such different address; provided, however, neither party may designate an address for delivery of Notice not located within the United States. Each party hereto covenants and agrees to mail copies of any Notice to the parties designated to receive copies of any Notice below, but the failure of the addressee for any copy actually to receive such copy shall not render the Notice ineffective.

     If to Selling Partner:  11,000 Burnet Road Corporation
                             1717 Main Street, Suite 5000
                             Dallas, Texas
                             Attention:  Thomas F. August, President
                             Telephone No.:  (214) 761-5009
                             Facsimile No.:  (214) 748-1742

     With copies to:         Lawrence J. Brannian, Esq.
                             Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                             1700 Pacific Avenue, Suite 4100
                             Dallas, Texas  75201-4675
                             Telephone No.:  (214) 969-2808
                             Facsimile No.:  (214) 969-4343

     If to Purchaser:        Mr. Thomas F. August, President
                             Prentiss Properties Limited, Inc.
                             1717 Main Street, Suite 5000
                             Dallas, Texas  75201
                             Telephone No.:  (214) 761-5009
                             Facsimile No.:  (214) 748-1742

     With copies to:         Lawrence J. Brannian, Esq.
                             Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                             1700 Pacific Avenue, Suite 4100
                             Dallas, Texas  75201-4675
                             Telephone No.:  (214) 969-2808
                             Facsimile No.:  (214) 969-4343

     Section 9.7   Additional Acts.  In addition to the acts and deeds recited
     -----------   ---------------
herein and contemplated to be performed, executed, and/or delivered by Selling Partner or Purchaser, Selling Partner and Purchaser hereby agree to perform, execute, and/or deliver or cause to be performed, executed, and/or delivered at the Closing or thereafter, all such further acts, deeds, and assurances as Purchaser or Selling Partner, as the case may be, may reasonably require to (a) evidence and vest in the Purchaser the ownership of, and title to, the Partnership Interest, and (b) consummate the transactions contemplated hereunder. The covenants set forth in this Section 9.7 shall survive the Closing.

     Section 9.8   Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED UNDER AND
     -----------   --------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     Section 9.9   Assignment.  Purchaser shall have the right, without the
     -----------   ----------
consent of Selling Partner, to assign its rights under this Agreement and all rights hereunder to the PPL REIT or to any entity in which the PPL REIT has a controlling interest. Such assignment may be in respect to all or any portion of the Partnership Interest and Purchaser may assign its rights hereunder to more than one Person each of whom shall acquire an allocable portion of the Partnership Interest. Upon such assignment Purchaser shall be relieved of its obligations hereunder, so long as the PPL REIT or any entity in which the PPL REIT has a controlling interest assumes all applicable obligations of

Purchaser hereunder and confirms the undertakings or representations of Purchaser hereunder. No other assignment may be made without the prior written consent of Selling Partner.

     Section 9.10  Time of the Essence.  Time is of the essence of this
     ------------  -------------------
Agreement. In the event that the date for performance of any obligation hereunder, or the giving of any notice hereunder, falls on a day other than a Business day, the period for such performance, or the giving of any notice hereunder shall be extended to the end of the next Business day.

     Section 9.11  Conditions.  All covenants, warranties and obligations of
     ------------  ----------
Selling Partner or Purchaser contained in this Agreement are deemed to be conditions to the other parties' obligations herein. All conditions to Purchaser's or Selling Partner's obligations, whether specifically stated in this Agreement or pursuant to the preceding sentence, and all rights of Purchaser or Selling Partner herein are imposed solely and exclusively for the benefit of the other party and their respective assigns and any or all of such conditions or rights may be waived in whole or in part by the party in question at any time in such party's sole discretion.

     Section 9.12  Severability.  If any provision in this Agreement is invalid,
     ------------  ------------
illegal, or unenforceable, such provision shall be construed as narrowly as possible to allow Purchaser and Selling Partner to be afforded the benefits and protection of this Agreement. Such provision shall be severable from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and shall continue in full force and effect.

     Section 9.13  Counterparts.  Two or more duplicate originals of the written
     ------------  ------------
instrument containing this Agreement may be signed by the parties, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.


                                   ARTICLE X

                     OPTION TO PURCHASE REMAINING INTEREST
                     -------------------------------------

     In consideration of the sum of $100.00 paid by Purchaser to Selling Partner concurrently herewith, which shall be independent consideration for Selling Partner's agreements in this Article X and which shall be non-refundable, Selling Partner hereby grants to Purchaser and its permitted assignees an option (the "Option") to purchase the Optional Partnership Interest in the Partnership, on and subject to the following terms and conditions. The Purchaser's or permitted assignee's right to exercise the Option is conditioned upon the prior acquisition of the Partnership Interest by Purchaser or its permitted assignee as provided by this Agreement. Purchaser or its permitted assignee may exercise the Option to purchase the Optional Partnership Interest by giving written notice to Selling Partner (the "Option Notice") within thirty (30) days following the expiration of three hundred sixty-six (366) days after the acquisition of the Partnership Interest by Purchaser or its permitted assignee (the "Exercise Period"). The Purchase Price for the Optional Partnership Interest shall be $100.00 and shall be payable in Units as provided in Section
1.5 hereof. The Closing Date for the purchase and sale of the Optional Partnership Interest shall be a Business day established in the Option Notice to Selling Partner, but such Closing Date shall be not more than ten (10) days after the date of Purchaser's Option Notice. If Purchaser or its permitted assignee fails to exercise the Option as provided herein prior to the expiration of the Exercise Period, then the Option shall terminate if Selling Partner gives Purchaser written notice (the "Option Default Notice") that the Option was not timely exercised and Purchaser or its permitted assignee then fails to exercise the Option within ten (10) Business days after receipt of Selling Partner's Option Default Notice. If Purchaser or its permitted assignee fails to exercise the Option and close within said ten
(10) Business day period, this Option shall terminate and neither Purchaser nor its permitted assignee shall have any further right to buy the Optional Partnership Interest. If the Option is exercised, the Optional Partnership Interest shall be transferred and conveyed to Purchaser or its permitted assignee in the same manner as set forth in Article III hereof.


      [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             SELLING PARTNER:
                             ----------------

                             11,000 BURNET ROAD CORPORATION,
                             a Texas corporation


                             By:  /s/  THOMAS F. AUGUST
                                ----------------------------
                             Name:     THOMAS F. AUGUST
                                  --------------------------
                             Title:    VICE PRESIDENT
                                   -------------------------
                             Dated of Execution:  As of August 5, 1996


                             PURCHASER:
                             ----------
                             PRENTISS PROPERTIES LIMITED, INC.,
                             a Delaware corporation


                             By:   /s/ THOMAS F. AUGUST
                                -----------------------------
                             Name:     THOMAS F. AUGUST
                                  ---------------------------
                             Title:    VICE PRESIDENT
                                   --------------------------
                             Date of Execution:   As of August 5, 1996